Exhibit 10.7	Stock Purchase Agreement dated as of October 29, 2009 between the Company and Owen Jones

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is signed on the date(s) set forth in the signature block below with the intention that it be effective as of October 29, 2009 (“Effective Date”) between Owen L.J. Jones, an individual residing at 309 - 9th Avenue, New Westminster, BC, V3C 2A2 CANADA (“Purchaser”), and Braintech, Inc., a Nevada corporation with its principal offices at 1750 Tysons Boulevard, Suite 350, McLean, VA 22102 (“Issuer” or “Company”).

WHEREAS:

A.	The Purchaser is the Company’s Founder, former CEO and a member of its Board of Directors.

B.	Purchaser provided a $400,000 letter of credit (“LC”) in support of Company’s loan (“RBC Loan”) with the Royal Bank of Canada (“RBC”).

C.	RBC drew $286,759.69 from the LC and Purchaser instructed RBC to use such funds to pay the RBC Loan.

D.	As a result, Company owes Purchaser $286,759.69, plus cumulative interest at 10% per annum which is $3,026.91, plus an LC cancellation fee of $55.00, for a total of $289,841.60 (“Debt”).

E.	Purchaser desires to convert the Debt into common stock of Company $.001 par value (“Stock”), and to purchase additional Stock, all as set forth in this Agreement.

Now, therefore, in consideration of the terms and conditions of this Agreement, the parties agree as follows:

1.	CONVERSION OF DEBT INTO SHARES OF COMMON STOCK.

(a)
Effective as of the Effective Date, Company and Purchaser hereby convert (“Conversion”) the Debt into unregistered shares of Stock at a rate of twenty five (25) shares of Stock for each One Dollar ($1.00) of Debt converted, i.e., Seven Million Two Hundred Forty Six Thousand and Forty (7,246,040) unregistered shares (“Conversion Shares”) of Stock.

(b)	Company will issue the Conversion Shares in the name of Purchaser, provided however that the Conversion Shares shall be held in escrow by Company subject to Section 2(c).

(c)	As a result of the Conversion, the Debt is hereby entirely and forever extinguished.

2.	PURCHASE OF ADDITIONAL SHARES OF COMMON STOCK.

(a)
For an aggregate purchase price of $113,240.31 (“Purchase Price”), which was the undrawn amount of the LC, Purchaser agrees to purchase from Company, by December 31, 2009, Two Million Eight Hundred Thirty One Thousand and Eight (2,831,008) additional shares (“Purchased Shares”) of Stock (i.e., at a purchase price of $0.04 per share) (“Purchase”).

(b)	After Purchaser pays Company the Purchase Price by December 31, 2009, Company will issue the Purchased Shares to Purchaser.

(c)	If Purchaser does not pay Company the Purchase Price by December 31, 2009, Company will not issue the Purchased Shares, and Purchaser will forfeit the Conversion Shares.

3.
UNREGISTERED SHARES.  THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

4.	BOARD OR COMMITTEE APPROVAL. This Agreement is subject to approval by Company’s Board of Directors or an appropriate committee thereof.

5.	GENERAL PROVISIONS. This Agreement is subject to and includes the terms of the General Provisions attached hereto.

PURCHASER                                                                           BRAINTECH, INC.

_______________________________           By: _____________________________
Signature                                                                           Rick Weidinger, CEO

Date:___________________________           Date: ____________________________